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                                                                    EXHIBIT 10.1


 ANNUAL SALARY OF CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER



On January 14, 2005, Littelfuse, Inc. (the "Company") determined that the annual salary for Gordon Hunter, Chairman of the Board, President and Chief Executive Officer of the Company, for 2005 shall be $450,000, effective January 1, 2005.